UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2018, Avid Bioservices, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several underwriters listed on Exhibit A thereto (the “Underwriters”), relating to the issuance and sale in an underwritten public offering of 9,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The public offering price for each share of Common Stock is $2.25.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, and subject to certain exceptions, the Company, its directors and executive officers agreed not to sell or otherwise dispose of any Common Stock for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Wells Fargo Securities, LLC.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-222548) filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2018 and declared effective by the SEC on January 25, 2018, the accompanying prospectus contained therein, and preliminary and final prospectus supplements filed with the SEC in connection with the Company’s takedown relating to the offering. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the shares of Common Stock in the offering is attached as Exhibit 5.1 hereto.

The net proceeds to the Company from the sale of the shares of Common Stock are expected to be approximately $18.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of the 30-day option that the Company has granted to the Underwriters under the terms of the Underwriting Agreement to purchase up to an additional 1,350,000 shares of Common Stock to cover over-allotments, if any. The offering is expected to close on or about February 20, 2018, subject to customary closing conditions.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 14, 2018, the Company issued a press release announcing the public offering and on February 15, 2018, the Company issued a press release announcing the pricing terms of the public offering.  The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

1.1	Underwriting Agreement, dated February 14, 2018, between Avid Bioservices, Inc. and Wells Fargo Securities, LLC

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Opinion of K&L Gates LLP filed as Exhibit 5.1)

99.1	Press Release of Avid Bioservices, Inc., dated February 14, 2018.

99.2	Press Release of Avid Bioservices, Inc., dated February 15, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: February 16, 2018	By: /s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 14, 2018, between Avid Bioservices, Inc. and Wells Fargo Securities, LLC

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Opinion of K&L Gates LLP filed as Exhibit 5.1)

99.1	Press Release of Avid Bioservices, Inc., dated February 14, 2018.

99.2	Press Release of Avid Bioservices, Inc., dated February 15, 2018.

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